EX-99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Goldman Sachs Real Estate Diversified Income Fund (the “Fund”) of our report dated November 23, 2022, relating to the financial statements and financial highlights, which appears in the Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Prospectus Summary – Auditors”, “Financial Statements”, “Other Service Providers – Auditors”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 27, 2023